                                                              Pruco Life Insurance Company
                                                              213 Washington Street, Newark, NJ 07102-2992
                                                              A Stock Company Subsidiary of
                                                              The Prudential Insurance Company of America

Insured  JOHN DOE                                                               XX XXX XXX    Policy Number
                                                                                MAY 1, 2004   Contract Date

Agency   R-NK 1

Flexible  Premium  Variable  Universal Life Insurance  Policy.  Insurance  payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

We will promptly pay the  beneficiary  the death  benefit  described  under the Death  Benefit  provision of this contract if we receive due proof that the Insured died.  We make this promise subject to all the provisions of this contract.

The amount and duration of the death benefit may be fixed or variable, depending on the payment of premiums, the investment  experience of the variable  investment  options,  any interest  credited to the fixed  investment  options,  and the charges made.

The cash value may increase or decrease daily,  depending on the payment of premiums,  the investment experience of the variable investment  options,  any interest  credited to the fixed  investment  options,  and the charges  made.  There is no  guaranteed minimum cash value.

If there is ever a question about this  contract,  please see a Pruco Life Insurance  Company  representative  or contact one of our offices.

Right to Cancel  Contract.-  You may return this  contract  to us within 10 days after you receive it. (If the  purchase of this contract is  areplacement  under state law, this duration will be extended to the period required by such law, but not to exceed
30 days).  All you have to do is take the  contract  or mail it to one of our  offices or to the  representative  who sold it to you.  It will be canceled and we will return your money in accordance with applicable law.

Signed for Pruco Life Insurance Company,
an Arizona Corporation.

                      Clifford E. Kirsch                                     Andrew J. Mako

                           Secretary                                            President

         PLEASE READ YOUR POLICY CAREFULLY; it is a legal contract between you and Pruco Life Insurance Company.

VUL-2004

                         GUIDE TO CONTENTS
                                                                                                                    Page
Contract Data.......................................3
     Insured's Information; Rating Class; Basic Contract Information; Type of Death Benefit; Life Insurance on the Insured;
     Minimum Initial Premium; Contract Limitations; Other Benefits (if applicable); Adjustments to Premium Payments;
     Adjustments to the Contract Fund; Monthly Deductions from the Contract Fund for Other Benefits (if applicable);
     Schedule of Maximum Surrender Charges; Variable Investment Options; Fixed Interest Rate Investment Option; Initial
     Allocation of Invested Premium Amounts

Tables ............................................4
     Segment Table;  Table Of No-Lapse  Guarantee  Values;  Table Of Maximum Monthly  Insurance Rates Per $1000 of Net Amount At
     Risk; Table Of Attained Age Factors

Definitions........................................5

The Contract ......................................5
     Entire Contract; Contract Modifications; Incontestability

Ownership .........................................6

Death Benefit Provisions ..........................6
     Death Benefit; Additional Death Benefits; Method of Payment; Suicide Exclusion; Interest on Death Benefit

Change in Basic Insurance Amount...................7
     Surrender Charge on Decreases

     Payment of Premiums; Invested Premium Amount; Crediting the Initial Premium Payment; Allocations

Contract Fund.....................................12
     Cash Value; Net Cash Value; Net Amount at Risk

Default...........................................12
     Excess Contract Debt Default; Cash Value Default; Notice of Default

     Separate Account; Variable Investment Options; Separate Account Investments

Fixed Investments ................................15

(VUL-2004)                                                    Page 2

     Effect on Contract Fund; Effect on Basic Insurance Amount

Loans..............................................18
     Loan Value;  Contract Debt; Loan Requirements;  Interest Charge;  Preferred Loans; Maximum Preferred Loan Amount; Effect on
Contract Fund

General Provisions.................................19
     Annual Report; Payment of Death Claim; Currency; Misstatement of Age or Sex; Assignment; Change in Plan; Factors
Subject To Change; Non-Participating; Applicable Tax Law

Basis of Computation...............................20
     Mortality Basis and Interest Rate; Minimum Legal Values

Settlement Options.................................21
     Options Described; Interest Rate

Settlement Options Tables..........................22

                   A copy of the application and any riders or endorsements can be found at the end of the contract.

 (VUL-2004)                                                   Page 2A

                                              (This page intentionally left blank)

(VUL-2004)                                                    Page 2B

                                                                                  PROCESSING DATE: XXX XX XXXX

                                                             CONTRACT DATA

Insured's Information

   [JOHN DOE]              [Male],  Issue Age [35]

---------------------------------------------------------------------------------------------------------------------------------------

Rating Class

   (See Segment Table on Page 4)

---------------------------------------------------------------------------------------------------------------------------------------

Basic Contract Information

   Policy Number                    [xx xxx xxx]
   Contract Date                    [May 1, 2004]
   Premium Period                   During the life of the Insured up to attained age 100
   Beneficiary                      [Mary Doe, wife]

   Loan Interest Rate                4.00%
   Preferred Loan Interest Rate      3.10%

---------------------------------------------------------------------------------------------------------------------------------------

Type of Death Benefit (see Death Benefit Provisions)

   Type [A]

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Life Insurance on the Insured

   Basic Insurance Amount                                                               [$75,000.00]

---------------------------------------------------------------------------------------------------------------------------------------

Minimum Initial Premium

   The minimum initial premium due on the Contract Date is [$67.77.]

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                                                 CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3 (2004)

                                                                     PROCESSING DATE: XXX XX XXXX
                                                                     POLICY NO. XX XXX XXX

                                                        CONTRACT DATA CONTINUED

Contract Limitations

   The minimum premium we will accept is $25.00.

   The minimum Basic Insurance Amount is [$75,000.00].
   The minimum increase in Basic Insurance Amount is $25,000.00.
   The minimum decrease in Basic Insurance Amount is $10,000.00.

   The minimum amount you may withdraw is $500.00.
   The minimum amount you may borrow is $500.00.

---------------------------------------------------------------------------------------------------------------------------------------

Adjustments to Premium Payments

   From each premium paid we will:

     subtract a premium-based administrative charge of up to 7.5% of the premium paid.

     subtract a charge for sales expenses at a rate of up to 6% of the premium paid.

   The remainder of the premium is the invested premium amount.

---------------------------------------------------------------------------------------------------------------------------------------

Adjustments to the Contract Fund

   On the Contract Date the contract fund is equal to the invested premium amount credited on that date, minus any of the charges described below which may be due on that date.

   On each day after the contract date, we will adjust the contract fund by:

     adding any invested premium amounts.

     adding any increase due to investment results of the variable investment options.

     adding guaranteed interest at an effective annual rate of 3% (0.00809863% a day) on that portion of the contract fund that is not in a variable investment option (see Fixed Investments and Loans).

     adding any excess interest at an effective annual rate that Pruco Life declares on that portion of the contract fund that is not in a variable investment option. (We will not credit excess interest to the amount of any loan.)
                                                 CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3A (2004)

                                                                       PROCESSING DATE: XXX XX XXXX
                                                                       POLICY NO. XX XXX XXX

                                                        CONTRACT DATA CONTINUED

     subtracting any decrease due to investment results of the variable investment options.

     subtracting a charge against the variable investment options at an effective annual rate of not more than 0.45% (0.00123012% a day) for mortality and expense risks we assume.

     subtracting any withdrawals.

     subtracting an administrative charge of up to $25.00 for any withdrawals.

     subtracting an administrative charge of up to $25.00 for any change in basic insurance amount.

     subtracting an administrative charge of up to $25.00 for each transfer between variable investment options exceeding twelve in any contract year.

     subtracting any surrender charge that may result from a withdrawal, surrender, or reduction in the basic insurance amount.

   And on each monthly date, we will adjust the contract fund by:

     subtracting a monthly charge for administrative expenses for the basic insurance amount effective on the contract date of up to:
     $0.16 per $1,000 of the basic insurance amount plus $30.00;
     changing on [MAY 1,2005]  to
     $0.16 per $1,000 of the basic insurance amount plus $9.00 thereafter.

     subtracting a monthly charge for the cost of insurance (see Cost of Insurance).

---------------------------------------------------------------------------------------------------------------------------------------
                                                 CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3B (2004)

                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                 POLICY NO. XX XXX XXX

                                                        CONTRACT DATA CONTINUED

Schedule of Maximum Surrender Charges

   For a full surrender of the segment effective on [(the contract date)XXX XX, XXXX], the maximum charge we will deduct from the contract fund is shown below.

           For a Surrender Occurring                        The Maximum Surrender
                During Target Year                                 Charge is:
           ----------------------------- -------------------- ---------------------
                        1                                          [$764.78]
                        2                                          [$688.30]
                        3                                          [$611.82]
                        4                                          [$535.34]
                        5                                          [$458.87]

                        6                                          [$382.39]
                        7                                          [$305.91]
                        8                                          [$229.43]
                        9                                          [$152.96]
                        10                                          [$76.48]
                   11 and later                                     [$0.00]
           ----------------------------- -------------------- ---------------------

   We may also deduct a surrender charge when you decrease the basic insurance amount, change the type of death benefit, or make a withdrawal.  (See Change in Basic Insurance Amount, Changing the Type of Death Benefit, and Withdrawals.)

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                                                 CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3C  (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                        CONTRACT DATA CONTINUED

Variable Investment Options

   The Pruco Life Variable Universal Account

     Each variable investment option of this account invests in a specific portfolio of The Prudential Series Fund, Inc. and such other funds as we may specify from time to time.  We show the available variable investment options of the account below.  Unless we say otherwise, the variable investment options invest in funds or fund portfolios with the same names. This account is registered with the SEC under the Investment Company Act of 1940.

   The Prudential Series Fund, Inc.

      [Diversified Bond Portfolio]
      [Equity Portfolio]
      [Global Portfolio]
      [High Yield Bond Portfolio]
      [Jennison Portfolio]
      [Money Market Portfolio]
      [Stock Index Portfolio]
      [SP Aggressive Growth Asset Allocation Portfolio]
      [SP AIM Aggressive Growth Portfolio]
      [SP AIM Core Equity Portfolio]
      [SP Alliance Large Cap Growth Portfolio]
      [SP Balanced Asset Allocation Portfolio]
      [SP Conservative Asset Allocation Portfolio]
      [SP Davis Value Portfolio]
      [SP Deutsche International Equity Portfolio]
      [SP Goldman Sachs Small Cap Value Portfolio]
      [SP Growth Asset Allocation Portfolio]
      [SP INVESCO Small Company Growth Portfolio]
      [SP Jennison International Growth Portfolio]
      [SP Large Cap Value Portfolio]
      [SP MFS Capital Opportunities Portfolio]
      [SP Mid Cap Growth Portfolio]
      [SP PIMCO High Yield Portfolio]
      [SP PIMCO Total Return Portfolio]
      [SP Prudential U.S. Emerging Growth Portfolio]
      [SP Strategic Partners Focused Growth Portfolio]
      [SP Technology Portfolio]
                                                 CONTRACT DATA CONTINUED ON NEXT PAGE

Page 3D (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                        CONTRACT DATA CONTINUED

Fixed Interest Rate Investment Option

   The fixed interest rate investment option is funded by the general account of the Company. It is described in the Fixed Investments provision of this contract.

---------------------------------------------------------------------------------------------------------------------------------------

Initial Allocation of Invested Premium Amounts

   [Fixed Interest Rate Investment Option]                                      [40%]
   [Equity Portfolio]                                                           [60%]

---------------------------------------------------------------------------------------------------------------------------------------
                                                         END OF CONTRACT DATA

Page 3E (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                            TABLE(S)

                                                         Segment Table

This table is used to compute the charge for the cost of insurance and the surrender charge on decreases in the basic insurance amount.  See the Cost of Insurance, Changing the Type of Death Benefit, Withdrawals, and Change in Basic Insurance
Amount provisions for details. The information shown below for each segment starts on the effective date of that segment.

                                    Segment,                                    Surrender
                                    Issue Age, &                                Charge
         Effective Date             Rating Class (RC)                           Threshold
       ----------------------- ----------------------------------------------- ---------------------------

       Contract Date           $75,000.00 Basic Insurance Amount                 $75,000.00
                               Issue Age 35
                               RC = Nonsmoker

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                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4 (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                                               Table of No-Lapse Guarantee Values

The amounts below are not cash amounts that you can realize by surrendering the contract, nor are they death benefits payable.
They are amounts used solely to determine whether the contract is protected against default on a monthly date as described under No-Lapse Guarantee.

These values are used to determine the no-lapse guarantee as described under No-Lapse Guarantee.  The values on contract anniversaries are shown below. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

The No-Lapse Guarantee period is (during the lifetime of the Insured.)

                                  Contract                             No-Lapse
                               Anniversary                           Guarantee Value
                 ------------------------------------------ -----------------------------------
                               Contract Date                              $0.00
                                    1st                                 [$453.18]
                                    2nd                                 [$924.49]
                                    3rd                                [$1,414.65]
                                    4th                                [$1,924.42]
                                    5th                                [$2,454.58]

                                    6th                                [$3,005.94]
                                    7th                                [$3,579.36]
                                    8th                                [$7,215.83]
                                    9th                                [$8,287.58]
                                   10th                                [$9,402.20]

                                   11th                                [$10,561.41]
                                   12th                                [$11,766.99]
                                   13th                                [$13,020.79]
                                   14th                                [$14,324.74]
                                   15th                                [$15,680.85]

                                   16th                                [$17,091.20]
                                   17th                                [$18,557.97]
                                   18th                                [$20,083.41]
                                   19th                                [$21,669.87]
                                   20th                                [$23,319.78]

                                   21st                                [$25,035.69]
                                   22nd                                [$26,820.24]
                                   23rd                                [$28,676.17]
                                   24th                                [$30,606.34]
                                   25th                                [$32,613.71]
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4A (2004)

                                                              PROCESSING DATE: XXX XX, XXXX
                                                              POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                             Contract                                  No-Lapse
                           Anniversary                               Guarantee Value
                 ------------------------------------------ -----------------------------------
                                   26th                                [$34,701.38]
                                   27th                                [$36,872.56]
                                   28th                                [$39,130.58]
                                   29th                                [$41,478.92]
                                   30th                                [$43,921.20]

                                   31st                                [$46,461.17]
                                   32nd                                [$49,102.74]
                                   33rd                                [$51,849.97]
                                   34th                                [$54,707.09]
                                   35th                                [$57,678.49]

                                   36th                               [$101,503.32]
                                   37th                               [$106,871.51]
                                   38th                               [$112,454.43]
                                   39th                               [$118,260.67]
                                   40th                               [$124,299.16]

                                   41st                               [$130,579.19]
                                   42nd                               [$137,110.42]
                                   43rd                               [$143,902.90]
                                   44th                               [$150,967.08]
                                   45th                               [$158,313.82]

                                   46th                               [$165,954.43]
                                   47th                               [$173,900.67]
                                   48th                               [$182,164.76]
                                   49th                               [$190,759.41]
                                   50th                               [$199,697.85]

                                   51st                               [$208,993.82]
                                   52nd                               [$218,661.63]
                                   53rd                               [$228,716.16]
                                   54th                               [$239,172.87]
                                   55th                               [$250,047.84]

                                   56th                               [$261,357.81]
                                   57th                               [$273,120.18]
                                   58th                               [$285,353.05]
                                   59th                               [$298,075.23]
                                   60th                               [$311,306.30]

                                   61st                               [$325,066.61]
                                   62nd                               [$339,377.33]
                                   63rd                               [$354,260.48]
                                   64th                               [$369,738.96]
                                   65th                               [$385,836.58]
                 ------------------------------------------ -----------------------------------

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                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4B (2004)

                                                                                 PROCESSING DATE: XXX XX XXXX
                                                                                 POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                           Table of Maximum Monthly Insurance Rates per $1,000 of Net Amount at Risk
                                                    Rating Class: NONSMOKER

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   35                    [0.14417]                      62                    [1.35500]
                   36                    [0.15167]                      63                    [1.50500]
                   37                    [0.16167]                      64                    [1.67167]
                   38                    [0.17250]                      65                    [1.85417]
                   39                    [0.18417]                      66                    [2.05167]

                   40                    [0.19833]                      67                    [2.26333]
                   41                    [0.21333]                      68                    [2.49333]
                   42                    [0.22917]                      69                    [2.74833]
                   43                    [0.24667]                      70                    [3.03667]
                   44                    [0.26583]                      71                    [3.36583]

                   45                    [0.28750]                      72                    [3.74583]
                   46                    [0.31083]                      73                    [4.17583]
                   47                    [0.33583]                      74                    [4.64833]
                   48                    [0.36333]                      75                    [5.15333]
                   49                    [0.39333]                      76                    [5.68667]

                   50                    [0.42750]                      77                    [6.24417]
                   51                    [0.46667]                      78                    [6.82917]
                   52                    [0.51167]                      79                    [7.46000]
                   53                    [0.56333]                      80                    [8.15667]
                   54                    [0.62083]                      81                    [8.93750]

                   55                    [0.68500]                      82                    [9.81833]
                   56                    [0.75500]                      83                    [10.79500]
                   57                    [0.82917]                      84                    [11.84833]
                   58                    [0.91167]                      85                    [12.95417]
                   59                    [1.00417]                      86                    [14.09833]

                   60                    [1.10750]                      87                    [15.26333]
                   61                    [1.22250]                      88                    [16.44417]
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4C (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                Insured's                 Maximum                    Insured's                 Maximum
              Attained Age*            Monthly Rate                Attained Age*             Monthly Rate
                                 -------------------------- ---------------------------- ---------------------
          ---------------------- -------------------------- ---------------------------- ---------------------
                   89                   [17.65750]                      95                    [29.32167]
                   90                   [18.92083]                      96                    [35.08250]
                   91                   [20.26333]                      97                    [45.08333]
                   92                   [21.73500]                      98                    [62.09583]
                   93                   [23.47917]                      99                    [83.33333]

                   94                   [25.81917]
          ---------------------- -------------------------- ---------------------------- ---------------------

     *  For the segment amount(s) effective on the contract date (see Segment Table), the Insured's attained age is the issue age found on page 3 plus the length of time since the contract date.

       For any segment amount(s) effective after the contract date, the Insured's attained age is the issue age of that segment plus the length of time since its effective date.

     We may charge less than the maximum monthly rates.  From time to time, we will consider the need to change the rates we charge.  We describe the factors we use to determine such changes under General Provisions.

     See the Basis of Computation for a description of the basis we use to compute these rates.

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                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4D (2004)

                                                                                                                   PROCESSING
DATE: XXX XX XXXX
                                                                                        POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

                                                 Table of Attained Age Factors

These factors are used to determine your death benefit as described under Death Benefit Provisions.

These factors apply during each contract year.

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                  1                    [4.22]                     29                    [1.77]
                  2                    [4.08]                     30                    [1.73]
                  3                    [3.95]                     31                    [1.69]
                  4                    [3.82]                     32                    [1.65]
                  5                    [3.69]                     33                    [1.61]

                  6                    [3.57]                     34                    [1.57]
                  7                    [3.45]                     35                    [1.54]
                  8                    [3.34]                     36                    [1.50]
                  9                    [3.23]                     37                    [1.47]
                 10                    [3.13]                     38                    [1.44]

                 11                    [3.03]                     39                    [1.41]
                 12                    [2.93]                     40                    [1.39]
                 13                    [2.84]                     41                    [1.36]
                 14                    [2.75]                     42                    [1.34]
                 15                    [2.67]                     43                    [1.32]

                 16                    [2.58]                     44                    [1.30]
                 17                    [2.50]                     45                    [1.28]
                 18                    [2.43]                     46                    [1.26]
                 19                    [2.35]                     47                    [1.24]
                 20                    [2.28]                     48                    [1.23]

                 21                    [2.22]                     49                    [1.21]
                 22                    [2.15]                     50                    [1.20]
                 23                    [2.09]                     51                    [1.18]
                 24                    [2.03]                     52                    [1.17]
                 25                    [1.98]                     53                    [1.16]

                 26                    [1.92]                     54                    [1.15]
                 27                    [1.87]                     55                    [1.14]
                 28                    [1.82]                     56                    [1.13]
                                                TABLE(S) CONTINUED ON NEXT PAGE

Page 4E (2004)

                                                                                  PROCESSING DATE: XXX XX XXXX
                                                                                  POLICY NO. XX XXX XXX

                                                       TABLE(S) CONTINUED

            Contract Year              Factors              Contract Year               Factors
        ---------------------- ------------------------ ----------------------- ------------------------
                 57                    [1.12]                     62                    [1.06]
                 58                    [1.11]                     63                    [1.05]
                 59                    [1.10]                     64                    [1.03]
                 60                    [1.09]                     65                    [1.02]
                 61                    [1.07]
        ---------------------- ------------------------ ----------------------- ------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                        END OF TABLE(S)

Page 4F (2004)

                           DEFINITIONS

                           We, our, us and Pruco Life.- Pruco Life Insurance Company.

                           You and your.- The owner(s) of the contract.

                           Insured.- The person named as the Insured on the first page.  He or she need not be the owner.

                           SEC.- The Securities and Exchange Commission.

                           Issue Date.- The contract date shown on the first page.

                           Anniversary or contract anniversary.-The same day and month as the contract date in each later year.

                           Contract Year.- A year that starts on the contract date or on an anniversary.

                           Monthly Date.- The contract date and the same day as the contract date in each later month.

                           Contract Month.- A month that starts on a monthly date.

                           Target Year.- A year beginning on the effective date of a basic insurance amount segment (see
                           Segment Table) and on the same day and month in a later year.

                           THE CONTRACT

Entire Contract            This policy and any attached copy of an  application,  including an application  requesting a change, form the entire  contract.  We assume that all statements in an  application  are made to the best of the knowledge  and belief of the  person(s)  who make them; in the absence of fraud,  they are deemed to be  representations  and not  warranties.  We rely on those  statements when we issue the contract and when we change  it.  We will not use any  statement,  unless  made in an  application,  to try to void the contract, to contest a change, or to deny a claim.

Contract Modifications     Only a Pruco  Life  officer  with the  rank or  title of vice  president  may  agree to  modify  this contract, and then only in writing.

Incontestability           Except as we state in the next  sentence,  we will not  contest  this  contract  after it has been in force  during the  Insured's  lifetime  for two years from the issue date.  The  exceptions  are: (1)
                           non-payment  of enough premium to pay the required  charges;  and (2) any change in the contract that requires our  approval  and that would  increase  our  liability.  For any such  change,  we will not contest the change after it has been in effect for two years during the lifetime of the Insured.

(VUL-2004)                                                    Page 5

                           OWNERSHIP

                           Unless a different owner is named in the  application,  the owner of the contract is the Insured.  If a  different  owner is  named,  we will show  that  owner in an  endorsement  to the  contract.  This ownership arrangement will remain in effect unless you ask us to change it.

                           You may  change  the  ownership  of the  contract  by  sending  us a request in a form that meets our needs.  We may ask you to send us the contract to be  endorsed.  If we receive your request in a form that meets our needs,  and the contract if we ask for it, we will file and record the change,  and it will take effect as of the date you signed the request.

                           While the Insured is living,  the owner alone is entitled to any contract  benefit and value,  and to the exercise of any right and privilege granted by the contract or by us.

                           DEATH BENEFIT PROVISIONS

                           We will pay a benefit to the  beneficiary at the Insured's  death if this contract is in force at the time of that death;  that is, if it has not been  surrendered and it is not in default past the grace period.

                           If the contract is not in default,  the amount we will pay will be the death  benefit  determined  as of the date of the Insured's death reduced by any contract debt (described under Loans).

                           If the contract is in default,  and the Insured's death occurs in the grace period  (described  under
                           Default),  we will pay the death  benefit  reduced by any contract  debt and the amount needed to pay charges through the date of death.

                           If the Insured's death occurs past the grace period, no death benefit is payable.

Death Benefit              This  contract has a Type A or Type B death  benefit.  We show the type of death benefit that applies to this contract under Type of Death Benefit.

                           If this  contract has a Type A death  benefit,  the death benefit on any date is equal to the greater of: (1) the basic  insurance  amount,  and (2) the  contract  fund  before  deduction  of any monthly charges due on that date, multiplied by the attained age factor that applies.

                           If this  contract has a Type B death  benefit,  the death benefit on any date is equal to the greater of: (1) the basic  insurance  amount plus the contract fund before  deduction of any monthly  charges due on that date,  and (2) the  contract  fund before  deduction  of any monthly  charges due on that date, multiplied by the attained age factor that applies.

                           For the  purpose of  computing  the death  benefit,  if the  contract  fund is less than zero we will consider  it to be zero.  Your basic  insurance  amount and  attained  age  factors  are shown in the contract data pages.

 (VUL-2004)                                                   Page 6

Additional Death
Benefits                   This contract may provide  additional  benefits,  which may be payable on an Insured's  death.  If it does,  they will be listed on a  contract  data  page,  and a form  describing  the  benefit  will be included in this  contract.  Any such  benefit will be payable only if the contract is not in default past the grace period at the time of the death.

Method of Payment          You may choose to have any death  benefit paid in a single sum or under one of the optional  modes of settlement shown in the Settlement Options provision.

Suicide Exclusion          If the Insured,  whether sane or insane,  dies by suicide within two years from the Issue Date,  this contract will end and we will return the premiums paid.

                           The  following  statement  applies  only with  respect to an increase in the basic  insurance  amount resulting  from a request you make in  accordance  with the Change In Insurance  Amount  provision of this  contract.  If the  Insured,  whether sane or insane,  dies by suicide  after two years from the issue date but within two years of the effective date of an increase in the basic  insurance  amount, we will pay, as to the  increase in amount,  no more than the sum of the  premiums  paid on and after the effective date of the increase.

Interest on Death Any death benefit described above will be credited with interest. The amount will be the great Benefit of:
                           (1) interest  calculated in accordance  with  applicable  laws, and (2) interest  calculated from the date of death at a rate declared by Pruco Life.

                           CHANGE IN BASIC INSURANCE AMOUNT

         You may change the basic insurance amount, subject to our approval and all these conditions and the paragraphs that follow:

                           1. You must ask for the change in a form that meets our needs.

                           2. The change must be one permitted by our current underwriting rules.

                           3. The amount of an increase or decrease  must be at least equal to the minimum  increase or decrease in basic insurance amount shown under Contract Limitations in the contract data pages.

                           4. The  basic  insurance  amount  after a  decrease  must be at  least  equal  to the  minimum  basic insurance amount shown under Contract Limitations in the contract data pages.

                           5. If we ask you to do so, you must send us the contract to be endorsed.

                           6. You must prove to us that the Insured is insurable for any increase.

                           7. The contract must not be in default.

                           8. We may deny any  increase if it would cause the number of segments  shown in the Segment  Table in the data pages to exceed ninety-nine.

                           9.  We will not permit an increase before the first contract anniversary.

                          10. You may not decrease the basic insurance  amount if any surrender  charge on the decrease  exceeds the amount in your contract fund less the  administrative  charge (shown under  Adjustments to the
                              Contract Fund) for the decrease.

 (VUL-2004)                                                   Page 7

Surrender Charge on
Decreases                  We may impose a partial  surrender  charge if you decrease the basic  insurance  amount.  We describe the  method  we use to  determine  the  maximum  partial  surrender  charge we will  deduct  from the contract fund below.

                           If there is only one segment (see  Segment  Table),  we will reduce that  segment's  basic  insurance amount by the  amount  of the  decrease.  If there is more than one  segment,  we will  decrease  the basic insurance  amount of each segment based on the proportion of its basic insurance  amount to the total of all basic insurance segment amounts in effect just before the change.

                           For any segment  incurring a decrease in the basic insurance  amount to an amount equal to or greater than the  Surrender  Charge  Threshold  shown in the  Segment  Table,  we will not impose a surrender charge.  For any segment  incurring a decrease in the basic insurance  amount to an amount below this threshold,  we will subtract the new basic insurance amount from the threshold  amount.  We will then multiply the  surrender  charge (see Schedule Of Maximum  Surrender  Charges for that segment) by the lesser of this  difference  and the amount of the  decrease  and divide by the  threshold  amount and deduct the result from the contract fund.

                           We may decline  the change if we  determine  it would  cause the  contract to fail to qualify as life insurance  under the  applicable  tax law. A change will take effect only if we approve  your request for it at our Home  Office  and will  take  effect  on the date we  approve  it.  If we  approve  the change,  we will recompute the contract's  charges and values in the appropriate  tables. A change in the basic  insurance  amount may also affect the amount of any extra  benefits  this  contract  might have. We will send you new contract  data pages  showing the amount and effective  date of the change and the  recomputed  charges and  values.  If the Insured is not living on the  effective  date,  the change will not take effect.  We may deduct
                           the administrative charge (shown under Adjustments to the Contract Fund) for the change.

(VUL-2004)                                                    Page 8

                           COST OF INSURANCE

                           On each monthly  date, we will deduct a charge for the cost of insurance  from the contract  fund. To determine the maximum charge for the cost of insurance, we use the following method:

                           We  determine  the maximum  cost of  insurance  rate for each  currently  effective  basic  insurance segment  amount  shown in the Segment  Table in the data pages using the maximum  monthly  rate shown under the Table of Maximum  Monthly  Insurance  Rates for the  appropriate  rating class. If there is only one basic insurance  segment amount currently in effect,  we multiply the rate by the net amount at risk (the death  benefit minus the contract  fund) divided by $1000 to compute the maximum  charge for the cost of insurance.

                           If there are two or more basic insurance  segments  currently in effect,  we first allocate the total net amount at risk (the death  benefit  minus the  contract  fund) to each  basic  insurance  segment based on the proportion of its basic  insurance  amount to the total of basic  insurance  amounts for all segments  currently in effect.  We multiply the rate by the  allocated net amount at risk divided by $1000 for each basic  insurance  segment and add the results to determine the total maximum charge for the cost of insurance.

                           CHANGING THE TYPE OF DEATH BENEFIT

                           This  contract has a Type A or Type B death  benefit (see Death  Benefit).  Subject to our  approval, you may change the type of death  benefit.  We will  adjust  the basic  insurance  amount so that the death  benefit  immediately  after the change will remain the same as the death  benefit  immediately before the change.  If there is more than one segment (see Segment  Table),  we will adjust the basic insurance  amount of each segment based on the proportion of its basic insurance  amount to the total of basic insurance amounts for all segments in effect just before the adjustment.

 (VUL-2004)                                                   Page 9

Type A to B                If you are  changing  from a Type A to a Type B death  benefit,  we will  reduce the basic  insurance amount by the contract fund on the date the change takes effect.

Type B to A                If you are changing from a Type B to a Type A death  benefit,  we will  increase the basic  insurance amount by the contract fund on the date the change takes effect.

                           We may  deduct  from the  contract  fund the  administrative  charge  shown for  changes in the basic insurance  amount under  Adjustments to the Contract Fund. If the change in the type of death benefit results in a reduction in the basic insurance  amount,  the basic insurance amount after the decrease must be at  least  equal  to the  minimum  basic  insurance  amount,  which  we show  under  Contract
                           Limitations in the contract data pages.  We may deduct from the contract fund a surrender  charge for a reduction  in the basic  insurance  amount as  described  in the Change in Basic  Insurance  Amount provision.

                           A change in the type of death  benefit  will take effect only if we approve  your request at our Home
                           Office.  If we approve the change, we will recompute the contract's  charges,  values and limitations shown in the  contract  data pages.  The change will take effect on the monthly  date that  coincides with or next  follows the date we approve  your  request.  We will send you new  contract  data pages showing the amount and  effective  date of the change in basic  insurance  amount and the  recomputed charges, values and limitations.

                           Your  request  for a change  must be in a form that meets our needs.  We may  require  you to send us this contract before we make the change.

                           BENEFICIARY

                           You may  designate  or change a  beneficiary  by sending us a request in a form that meets our needs.
                           We may ask you to send us the contract to be endorsed.  If we receive your request,  and the contract if we ask for it, we will  file and  record  the  change  and it will take  effect as of the date you signed the request.  But if we make any  payment(s)  before we receive the request,  we will not have to make the payment(s)  again.  Any  beneficiary's  interest is subject to the rights of any assignee we know of.

                           When a  beneficiary  is  designated,  any  relationship  shown is to the  Insured,  unless  otherwise stated.  To show  priority,  we may use numbered  classes,  so that the class with first  priority is called  class 1, the class with next  priority  is called  class 2, and so on.  When we use  numbered classes, these statements apply to beneficiaries unless the form states otherwise:

                           1. One who  survives  the  Insured  will have the  right to be paid  only if no one in a prior  class survives the Insured.

                           2.  One who has the  right to be paid  will be the  only  one  paid if no one else in the same  class survives the Insured.

                           3. Two or more in the same class who have the right to be paid will be paid in equal shares.

                           4. If none survives the Insured, we will pay in one sum to the Insured's estate.

                           Before we make a payment,  we have the right to decide  what proof we need of the  identity,  age, or other facts about any persons  designated as  beneficiaries.  If beneficiaries  are not designated by name and we make payment(s) based on that proof, we will not have to make the payment(s) again.

 (VUL-2004)                                                   Page 10

                           PREMIUM PAYMENT

Payment of Premiums        The  minimum  initial  premium  shown in the  contract  data pages is due on or before  the  contract date.  There is no  insurance  under this  contract  until that  premium is paid.  We may  require an additional  premium if  adjustments  to premium  payments  plus any  contract  fund charges due on or before the payment date exceeds the minimum initial premium.

                           Subject to the limitations  below,  additional  premiums may be paid at any time during the Insured's lifetime up to attained  age 100 as long as the contract is not in default  beyond the grace  period.
                           Premiums  may be paid at one of our  offices  or to one of our  authorized  representatives.  We will give a signed  receipt upon request.  The minimum  premium we will accept is shown on a contract data page.  We have the right to refuse to accept a premium  payment that would in our opinion  cause this contract to fail to qualify as life  insurance  under  applicable  tax law. We also have the right to refuse to accept any payment that increases
                           the death benefit by more than it increases the contract fund.

Invested Premium
Amount                     The  invested  premium  amount is the  portion of each  premium  you pay that we add to the  contract
                           fund. It         is equal to the premium paid minus the  adjustments  to premium  payments shown on a contract data page.

Crediting the Initial
Premium Payment            If we receive the first premium  payment on or before the contract  date, we will credit the invested premium amount to the contract fund on the contract date.

                           If we receive the first premium  payment after the contract  date, we will credit the premium  amount to the contract fund on the payment date.

Allocations                We will  allocate  100% of any invested  premium into the Money  Market  Investment  Option until the tenth day after you receive this  contract.  At the end of that day (unless you ask us  otherwise) we will  re-allocate  the amount in the Money Market  Investment  Option in accordance  with the Initial
                           Allocation of Invested Premium Amounts shown in the contract data pages.

                           You may  allocate  all or a part of your  invested  premium  amount to one or more of the  investment options  listed in the  contract  data  pages.  You may choose to  allocate  nothing to a  particular investment option. You may not choose a fractional percentage.

                           The  initial  allocation  of  invested  premium  amounts  is shown on a contract  data page.  You may change the  allocation  for future  invested  premium  amounts at any time if the  contract is not in default.  To change  your  allocation,  simply  notify us in a form that meets our needs.  The change will  take  effect  on the date we  receive  your  notice;  we will  send you a  confirmation  of the transaction.

 (VUL-2004)                                                   Page 11

                           CONTRACT FUND

                           When you make your first premium  payment,  the invested  premium amount,  less any charges due on or before that day,  becomes your contract fund.  Amounts are added to and subtracted  from the contract fund as shown under  Adjustments  to the Contract Fund in the contract data pages.  The contract fund is used to pay charges under this contract and will  determine,  in part,  whether this contract will remain  in force or go into  default.  The  contract  fund is also  used to  determine  your loan and surrender values, the amount you may withdraw, and the death benefit.

Cash Value                 The cash  value at any time is the  contract  fund less any  surrender  charge.  We show the  maximum surrender  charge for each segment (see Segment Table) in the Schedule of Maximum  Surrender  Charges
                           for that segment.  If there are two or more segments,  we will add their surrender charges and deduct the total from the contract fund.

Net Cash Value             The net cash value at any time is the cash value less any contract debt.

                           If the contract is in default, the net cash value is zero.

Net Amount at Risk         The net amount at risk is used to determine the cost of insurance as described  under  Adjustments to the Contract Fund.  It is equal to the death benefit (see Death Benefit) minus the contract fund.

                           DEFAULT

Excess Contract Debt
Default                    If  contract  debt ever  grows to be equal to or more than the cash  value,  the  contract  will have excess contract debt and will be in default.

Cash Value Default         On each monthly  date, we will  determine the cash value.  If the cash value is greater than zero and the contract has no excess  contract  debt,  the contract will remain in force until the next monthly date.  If the cash  value is zero or less,  the  contract  is in  default  unless it remains in force under the No-Lapse Guarantee.

Notice of Default          If the  contract  is in  default,  we will mail you a notice  stating the amount we will need to keep the  contract in force.  That amount will equal a premium  which we estimate  will keep the  contract in force for three  months from the date of  default.  We grant a 61-day  grace  period from the date we mail the notice to pay this  amount.  The contract  will remain in force  during this  period.  If that amount is not paid to us by the end of the 61-day grace  period,  the contract will end and have no value.

(VUL-2004)                                                    Page 12

                           NO-LAPSE GUARANTEE

                           On each monthly date during the No-Lapse Guarantee period shown under the Table of No-
                           Lapse Guarantee Values, and while the contract is in force, we will:

                           1. Accumulate premium payments at 4% annual interest; and

                           2. Accumulate any withdrawal amounts at 4% annual interest.

                           We then  subtract  amount 2 from amount 1 and  compare  the result to the values  shown in or derived from
                           the Table of No-Lapse  Guarantee  Values for such monthly  date. If the result is equal to or greater than the
                           appropriate value and the contract has no excess contract debt, the contract will remain in force until  the next  monthly  date.  If the  result  is less  than the  appropriate  value and any of the events described
                           under Default have occurred, the contract is in default as described under Default.

                           The Table of No-Lapse Guarantee Values shows such values on contract anniversaries. On a date that falls between two anniversaries, the value will fall between the values for those anniversaries considering the time that has passed since the last anniversary.

 (VUL-2004)                                                   Page 13

                           REINSTATEMENT

                           If this  contract  ends  without  value,  as  described  under  Default,  you may  reinstate  it. The following conditions must be satisfied:

                           1. The contract must not have been in default for more than 5 years.

                           2. You must prove to us that the Insured is insurable for the contract.

                           3.You must pay us a charge  equal to:  (a) an  amount,  if any,  required  to bring the cash value to zero on the date the contract went into  default,  plus (b) the  deductions  from the contract fund during the grace period  following  the date of default,  plus (c) a premium that we estimate  will be  sufficient  after  administrative  charges to cover the  deductions  from the contract fund for three monthly dates starting on the date of reinstatement.

                           4.Any contract  debt (with  interest to date at the rate(s) we set for loans as we state under Loans)
                             must be  restored  or paid  back.  If that debt with  interest  would  exceed the loan value of the reinstated contract, the excess must be paid to us before reinstatement.

                           The date of  reinstatement  will be the date we approve  your  request.  We will deduct all  required charges  from  your  payment  and  put  the  balance  in  your  contract  fund.  If  we  approve  the reinstatement,  we will credit the contract fund with a refund of that part of any  surrender  charge deducted  at the time of default  which  would have been  charged if the  contract  were  surrendered immediately after reinstatement.

 (VUL-2004)                                                   Page 14

                           SEPARATE ACCOUNT

Separate Account           The words  "separate  account",  when we use them in this contract  without  qualification,  mean any separate  account we establish to support  variable life  insurance  contracts like this one. We list the separate  account(s)  available to you in the contract data pages.  We may  establish  additional separate accounts.  We will notify you within one year if we do so.

Variable Investment
Options                    A separate account may offer one or more variable  investment  options.  We list them in the contract data pages.  We may  establish  additional  variable  investment  options.  We will notify you within one year if we do so. We may also  eliminate  existing  variable  investment  options,  but only with the consent of the SEC and,  where  required,  of the  insurance  regulator  of our state of domicile and/or where this contract is delivered.

                           Income and realized and unrealized  gains and losses from assets in each variable  investment  option are credited to, or charged  against,  that variable  investment  option.  This is without  regard to income, gains, or losses in other variable investment options.

Separate Account
Investments                We may invest the assets of different  separate  accounts in different  ways.  But we will do so only with the  consent  of the SEC  and,  where  required,  of the  insurance  regulator  of our  state of domicile and/or  where this contract is delivered.

                           The assets of the  separate  account  shall be  available  to cover the  liabilities  of the  general account only to the extent that the assets exceed the  liabilities  of the separate  account  arising under the variable life insurance policies supported by the separate account.

                           We will  determine the value of the assets in each  separate  account  registered  with the SEC under the  Investment  Company  Act of 1940 and any  variable  investment  option  on each day the New York
                           Stock Exchange is open for business.

                           FIXED INVESTMENTS

                           We list any fixed  investment  option  available to you in the contract data pages.  We may establish additional  fixed  investment  options.  We will  notify  you  within  one year if we do so.  You may allocate all or part of your invested  premium amount to an available  fixed  investment  option.  As stated under  Adjustments to the Contract Fund, we credit fixed  investment  options with  guaranteed interest and we may credit them with excess interest.

(VUL-2004)                                                    Page 15

                           TRANSFERS

                           You have the right to  transfer  amounts  into or out of  variable  investment  options  and into any fixed  investment  option up to twelve times in each contract year without  charge if the contract is not in  default.  Additional  transfers  may be made  during each  contract  year,  but only with our consent.  We may charge for additional  transfers as we state under Adjustments to the Contract Fund.
                           Transfers out of any fixed investment option may be made only with our consent.

                           We may restrict  the number,  timing and amount of  transfers  in  accordance  with our rules if your transfer  activity is determined by us to be disruptive to the variable  investment  option or to the disadvantage  of other  contract  owners.  We may prohibit  transfer  requests  made by an individual acting under a power of attorney on behalf of more than one contract owner.

                           To make a  transfer,  you must ask us in a form that meets our needs.  Unless  otherwise  restricted, the transfer will take effect on the date we receive your notice at our Home Office.

                           SURRENDER

                           You may surrender  this contract for its net cash value (see Contract  Fund).  To do so, you must ask us in a form that meets our needs.  We may require you to send us the contract.

                           We will  usually  pay any net cash value  within  seven days after we receive  your  request  and the contract at our Home  Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment option provided by a separate account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock  Exchange is closed;  or (2) the
                           SEC  requires  that trading be  restricted  or declares an  emergency.  We have the right to postpone paying you the  remainder  for up to six months.  If we do so for more than thirty days,  we will pay interest at the rate of 3% a year.

 (VUL-2004)                                                   Page 16

                           WITHDRAWALS

                           You may make  withdrawals  from the contract  subject to all these  conditions and the paragraph that follows:

                           1. You must ask for the withdrawal in a form that meets our needs.

                           2. The net cash value  after  withdrawal  may not be less than or equal to zero after  deducting  (a)
                              any charges  associated  with the withdrawal and (b) an amount that we estimate will be sufficient to cover the contract fund deductions for two monthly dates following the date of withdrawal.

                           3. You may not withdraw less than the minimum amount shown under Contract Limitations.

                           4. The  basic  insurance  amount  after  withdrawals  must be at  least  equal to the  minimum  basic insurance amount shown under Contract Limitations.

                           Any amount withdrawn may not be repaid except as a premium subject to charges.

Effect on Contract
Fund                       We will reduce your  contract fund on the date we approve your request by the  withdrawal  amount and any charges  listed under  Adjustments  to the Contract  Fund.  Unless you request  otherwise  and we agree,  we will take any withdrawal  proportionately  from all  investment  options that apply to the contract.

                           We may charge an administrative fee as stated under Adjustments to the Contract Fund.

Effect on Basic            If you have a Type B death benefit, withdrawals will not affect the basic insurance amount.
Insurance Amount
                           If you have a Type A death  benefit  and the  withdrawal  would  cause  the net  amount  at risk (see
                           Contract Fund) to increase, we will reduce the basic insurance amount and,  consequently,  your death benefit to offset this  increase.  The  reduction  in the basic  insurance  amount will never be more than the  withdrawal  amount.  If we  reduce  the  basic  insurance  amount,  we will  recompute  the contract's  charges,  values and limitations.  We will send you new contract data pages showing these changes.  We may also deduct a surrender  charge from the contract fund as described in the Change in
                           Basic Insurance Amount provision.

                           We will  usually pay any  withdrawal  amount  within seven days after we receive your request and the contract at our Home  Office.  But we have the right to postpone  paying you the part of the net cash value that is to come from any variable  investment option provided by a separate account  registered under the Investment  Company Act of 1940 if: (1) the New York Stock  Exchange is closed;  or (2) the
                           SEC  requires  that trading be  restricted  or declares an  emergency.  We have the right to postpone paying you the  remainder  for up to six months.  If we do so for more than thirty days,  we will pay interest at the rate of 3% a year.

 (VUL-2004)                                                   Page 17

                           LOANS

                           Subject to the minimum loan requirement and the  requirements of this provision,  you may at any time borrow any amount up to the current loan value less any existing contract debt.

Loan Value                 If the  contract is not in default,  the loan value at any time is equal to the sum of (a) 99% of the cash value attributable to the variable investment options, and (b) the balance of the cash value.

                           If the contract is in default, it has no loan value.

Contract Debt              Contract  debt at any time means the loan on the  contract  at that time,  plus the  interest we have charged that is not yet due and that we have not yet added to the loan.

Loan Requirements          For us to approve a loan,  the following  requirements  must be met: you must assign this contract to us as sole security for the loan;  the Insured must be living;  and the resulting  contract debt must not be more than the loan value.

                           If there is already  contract  debt when you borrow from us, we will add the new amount you borrow to that debt.

Interest Charge            We will charge  interest  daily on any loan.  Interest is due on each contract  anniversary,  or when the loan is paid back,  whichever  comes first.  If interest is not paid when due, it becomes part of the loan.  Then we start to charge  interest on it, too.  Except as stated below,  we charge interest at an effective annual rate shown under Loan Interest Rate in the contract data pages.

Preferred Loans            Unless you ask us  otherwise,  a portion  of the amount you may borrow on or after the 10th  contract anniversary  will be considered a Preferred Loan up to an amount equal to the maximum  preferred loan amount  described  below.  Preferred  Loans are charged  interest at an  effective  annual rate shown under Preferred Loan Interest Rate in the contract data pages.

Maximum Preferred
Loan Amount                The maximum  preferred loan amount available  starting on the 10th contract  anniversary is (A) minus
                           (B), Loan Amount where (A) is the total  amount you may borrow,  and (B) is the total  premiums  paid less total withdrawals, if any.  If (B) is less than zero, we will consider it to be zero.

Effect on Contract
Fund                       When you take a loan,  the  amount of the loan  continues  to be a part of the  contract  fund and is credited with interest at an effective rate of 3% a year.

                           We will reduce the portion of the contract  fund  allocated to the  investment  options by the amount you borrow, and by loan interest that becomes part of the loan if it is not paid when due.

(VUL-2004)                                                    Page 18

                           We will take any loan  proportionately  from all investment options that apply to the contract unless you ask us otherwise.

                           On each  monthly  date,  if there is a contract  loan  outstanding  at any time  during the  previous month,  we will  increase  the portion of the  contract  fund in the  investment  options by interest credits  accrued on the loan since the last monthly  date.  When you repay all or part of a loan,  we will  increase  the  portion of the  contract  fund in the  investment  options by the amount of that repayment.  To do this, we will use your  investment  allocation for future premium  payments on file as of the loan payment  date.  We will also  decrease  the portion of the  contract  fund on which we credit the guaranteed interest rate of 3% a year by the amount of loan you repay.

                           We will not increase the portion of the contract  fund  allocated to the  investment  options by loan interest  that is paid  before  we make it part of the loan.  We  reserve  the  right to  change  the manner  in which  we  allocate  loan  repayments.  If we make  such a  change,  we will do so for all contracts like this one.  We will send you notice of any change.

                           GENERAL PROVISIONS

Annual Report              Once each  contract year we will send you a report.  It will show:  the current  death  benefit;  the amount of the contract  fund in each  investment  option;  the net cash value;  any contract debt and the  interest  rate we are  charging;  premiums  paid,  investment  results,  charges  deducted,  and withdrawals  taken  since the last  report.  The  report  may also  show any  other  data that may be required where this contract is delivered.

Payment of Death
Claim                      If we settle  this  contract  in one sum as a death claim we will  usually  pay the  proceeds  within seven  days  after we  receive  at our  Home  Office  proof  of the  Insured's  death  and any  other information  we need to pay the  claim.  But we have the  right to  postpone  paying  the part of the
                           proceeds that is to come from a    variable  investment  option if:  (1) the New York Stock  Exchange
                           is closed; or (2) the SEC requires that     trading  be  restricted  or  declares  an  emergency.  We
                           have the right to postpone paying the remainder for up to six months.

Currency                   Any money we pay, or that is paid to us, must be in United  States  currency.  Any amount we owe will be payable at our Corporate Office.

Misstatement of
Age or Sex                 If the  Insured's  stated age or sex or both are not  correct,  we will change  each  benefit and any amount to be paid to what the most recent  deductions  from the contract  fund would have provided at the Insured's correct age and sex.

Assignment                 We will not be deemed to know of an  assignment  unless we  receive  it, or a copy of it, at our Home
                           Office.  We are not obliged to see that an  assignment  is valid or  sufficient.  This  contract  may not be assigned to any employee  benefit plan or program  without our consent.  This contract may not be  assigned  if such  assignment  would  violate  any  federal,  state,  or local law or  regulation prohibiting sex distinct rates for insurance.

Change in Plan             You may be able to have this contract  changed to another plan of life  insurance.  Any change may be made only if we consent, and will be subject to conditions and charges that are then determined.

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Factors Subject To
Change                     Charges  deducted from premium  payments and the contract fund may change from time to time,  subject to the  maximums  shown in the  contract  data  pages.  In  deciding  whether  to change any of these charges, we will periodically consider factors such as mortality,  persistency,  expenses,  taxes and interest and/or  investment  experience to see if a change in our  assumptions is needed.  Changes in factors will be by class.  All changes will be determined  only  prospectively;  that is, we will not recoup prior losses or distribute prior gains by means of these changes.

Non-Participating          This contract will not share in our profits or surplus earnings.  We will pay no dividends on it.

Applicable Tax Law         This contract has been designed to satisfy the  definition of life  insurance for Federal  income tax purposes  under  Section  7702 of the  Internal  Revenue  Code of 1986,  as  amended.  We reserve the right,  however,  to decline any change we determine  would cause this contract to fail to qualify as life  insurance  under the  applicable tax law. This includes  changing the basic  insurance  amount, withdrawals,  and  changing  the type of  death  benefit.  We also  have the  right  to  change  this contract,  to require  additional  premium payments,  or to make  distributions from this contract to the extent  necessary to continue to qualify this  contract as life  insurance.  Finally,  we reserve the right to take  whatever  action is  necessary to prevent the  contract  from  becoming a modified endowment  contract  under  Section  7702A of the  Internal  Revenue  Code unless you have  otherwise indicated to us in writing that you want a modified endowment contract.

Age 100                    We discontinue  the monthly  charges from the contract fund on the first  contract  anniversary on or following the Insured's 100th birthday.  You may continue the contract after that  anniversary and it will then  continue  to operate as  described  in its  provisions  (including  the Death  Benefit and
                           Contract  Fund  provisions),  although you may not make any premium  payments and no monthly  charges will be deducted from the Contract Fund.

                           BASIS OF COMPUTATION

Mortality Basis and        We compute maximum monthly insurance rates using:
Interest Rate
                           1. the Commissioners  1980 Standard  Ordinary Smoker and Nonsmoker  Mortality Tables without Ten-Year
                                Select Factors;

2.       the issue age,  sex,  smoker and  non-smoker  status,  and rating class of the Insured and the length of time since the contract date;

3.       age last birthday; and

4.       an effective interest rate of 3% a year.

Minimum Legal Values       The cash surrender  values  provided by this contract are at least as large as those set by law where it is delivered.  Where required,  we have given the insurance  regulator a detailed statement of how we compute values and benefits.

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                           SETTLEMENT OPTIONS

Options Described          You may  choose to have the  proceeds  (that  is,  any  death  benefit  or any  amount  payable  upon surrender  of the  contract)  paid in a single sum or under one of the optional  modes of  settlement described below.

                           If the person who is to receive the  proceeds of this  contract  wishes to take  advantage  of one of these optional  modes, we will furnish,  on request,  details of the options we describe below or any others we may have available at the time the proceeds become payable.

Option 1 (Instalments
For a Fixed Period)        We will make equal  payments  for up to 25 years.  The Option 1 Table  shows the  minimum  amounts we will pay.

Option 2 (Life Income)     We will make equal monthly  payments for as long as the person on whose life the  settlement is based lives,  with payments  certain for 120 months.  The Option 2 Table shows the minimum  amounts we will pay.  But,  we must have  proof of the date of birth of the person on whose  life the  settlement  is based.

Option 3 (Interest
Payment)                   We will hold an amount at interest.  We will pay the  interest  annually,  semi-annually,  quarterly, or monthly.

Option 4 (Instalments
Of a Fixed Amount)         We will make equal annual,  semi-annual,  quarterly, or monthly payments for as long as the available proceeds provide.

Option 5 (Non-
Participating Income)      We will make  payments  like  those of any  annuity we then  regularly  issue  that:  (1) is based on
                           United States  currency;  (2) is bought by a single sum; (3) does not provide for dividends;  and (4)
                           does not  normally  provide for  deferral of the first  payment.  Each payment will be at least equal to what we would pay under that kind of annuity  with its first  payment  due on its  contract  date.
                           If a life  income is chosen,  we must have proof of the date of birth of any person on whose life the option  is  based.  Option 5 cannot be  chosen  more  than 30 days  before  the due date of the first payment.

Interest Rate              Payments  under  Options 1, 3 and 4 will be  calculated  assuming an  effective  interest  rate of at least 1.5% a year. We may include more interest.

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                           SETTLEMENT OPTIONS TABLES

       OPTION 1 TABLE                                     OPTION 2 TABLE

    MINIMUM AMOUNT OF          MINIMUM AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000, THE FIRST
    MONTHLY PAYMENT FOR                                         PAYABLE IMMEDIATELY
    EACH $1,000, THE FIRST     AGE LAST                                  AGE LAST
    PAYABLE IMMEDIATELY        BIRTHDAY        Male         Female       BIRTHDAY         Male       Female

     Number       Monthly      5                $2.72      $2.68           48            $3.72      $3.51
     of Years     Payment      and under                                   49             3.77       3.56
                               6                 2.73       2.69           50             3.83       3.61
     1            $83.90       7                 2.74       2.69           51             3.88       3.66
     2             42.26       8                 2.75       2.70           52             3.95       3.71
     3             28.39       9                 2.76       2.71           53             4.01       3.76
     4             21.45       10                2.77       2.72           54             4.08       3.82
     5             17.28       11                2.78       2.73           55             4.15       3.88
                               12                2.79       2.74           56             4.22       3.94
     6             14.51       13                2.80       2.75           57             4.30       4.01
     7             12.53       14                2.82       2.76           58             4.38       4.08
     8             11.04       15                2.83       2.77           59             4.47       4.16
     9              9.89       16                2.84       2.78           60             4.56       4.24
     10             8.96       17                2.85       2.79           61             4.66       4.32
                               18                2.87       2.80           62             4.76       4.41
     11             8.21       19                2.88       2.81           63             4.87       4.50
     12             7.58       20                2.89       2.83           64             4.98       4.60
     13             7.05       21                2.91       2.84           65             5.10       4.71
     14             6.59       22                2.93       2.85           66             5.23       4.82
     15             6.20       23                2.94       2.87           67             5.36       4.94
                               24                2.96       2.88           68             5.49       5.06
     16             5.85       25                2.98       2.90           69             5.64       5.19
     17             5.55       26                3.00       2.91           70             5.78       5.33
     18             5.27       27                3.01       2.93           71             5.94       5.48
     19             5.03       28                3.03       2.94           72             6.10       5.63
     20             4.81       29                3.06       2.96           73             6.26       5.79
                               30                3.08       2.98           74             6.43       5.96
     21             4.62       31                3.10       3.00           75             6.60       6.14
     22             4.44       32                3.13       3.02           76             6.78       6.33
     23             4.28       33                3.15       3.04           77             6.95       6.52
     24             4.13       34                3.18       3.07           78             7.13       6.71
     25             3.99       35                3.21       3.09           79             7.31       6.92
                               36                3.23       3.11           80             7.49       7.12
                               37                3.27       3.14           81             7.67       7.33
  Multiply the monthly amount  38                3.30       3.16           82             7.85       7.53
  By 2.996 for quarterly,      39                3.33       3.19           83             8.02       7.73
  5.981 for semi-annual or     40                3.37       3.22           84             8.18       7.93
  11.919 for annual.           41                3.40       3.25           85             8.33       8.12
                               42                3.44       3.29           86             8.48       8.29
                               43                3.48       3.32           87             8.62       8.46
                               44                3.53       3.35           88             8.75       8.61
                               45                3.57       3.39           89             8.87       8.75
                               46                3.62       3.43           90             8.98       8.88
                               47                3.67       3.47           and over

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Flexible Premium Variable Universal Life Insurance Policy. Insurance payable only upon death.  Cash values reflect premium payments, investment results, any interest credited to the fixed investment options, and charges. Non-participating.

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